EXHIBIT (c)(4)
EXHIBIT (c)(5)
Minneapolis San Francisco New York London Chicago Palo Alto Boston Shanghai
via BOWNESHARE (PDF FILE ONLY) EDG2 PN800 -
ittee of the Board of Directors PIPER JAFFRAY INVESTMENT BANKING Presentation to the Special Comm Regarding Project Oasis
November 5, 2006
165

TABLE OF CONTENTS
Overview of Proposed Transaction Summary of Due Diligence Procedures Overview of Oasis and Acquirer Trading Summary of Oasis Summary of Analyses Comparable Public Company Analysis Precedent Transactions Analysis Discounted Cash Flow Analysis Premiums Paid Analysis Weighted Average Cost of Capital Calculation
Section I Section II Section III Section IV Section V Section VI Section VII Section VIII Section IX Appendix
166

SECTION I Overview of Proposed Transaction
167

OVERVIEW OF PROPOSED TRANSACTION
• a its with sent value ng which and evaluati to 5.3% shareholder in discussions to began pursuant Oasis long-term Company in the conditions enhance assist (“Catterton”) and to ownership to terms its Partners eased advisor the measures of incr financial Catterton Pirate undertake its and as negotiations share that to Committee
• Background pital”) its per
• Securities Ca Special and 4 indicating Directors a $40.00 of (“Bain for 13D formed Catterton Transaction a Board Wachovia LLC and filed the Oasis Catterton “) engaged Partners of pital urging Ca and (“Pirate had Bain Oasis it Capital Directors Capital LLC of of with Bain Bain Capital Directors announced 2006, acquisition Board by of the Pirate of Oasis possible 2006, conversations acquired 2006, Board 2006, summer a 18, be 2, the 27, alternatives the about continued would June to July August On letter On strategic During Oasis On Oasis Oasis
• • • •
168

OVERVIEW OF PROPOSED TRANSACTION (CONT'D)

Business overview

Oasis

- Oasis is a leading casual dining restaurant company operating multiple concepts, including Outback Steakhouse, Carrabba's Italian Grill, Fleming's Prime Steakhouse and Wine Bar, Roy's, Lee Roy Selmon's, Bonefish Grill, Cheeseburger in Paradise and Blue Coral
- Year Founded: 1987
- Headquarters: Tampa, Florida
- Market Capitalization (as of 11/03/06): $2.5 billion (1)
- LTM Revenue: $3.8 billion
- LTM EBITDA: $357.5 million (2)
- LTM EPS: $1.54 (2)

Bain Capital and Catterton Partners

Bain Capital

- Bain Capital is an investment firm specializing in private equity, venture capital, public equity, and leveraged debt assets
- Bain Capital currently manages over $40 billion in assets. Its current fund is approximately $8.0 billion
- Bain Capital has raised nine funds and invested in more than 200 companies, with an aggregate transaction value in excess of $17 billion

Catterton Partners

- Catterton Partners focuses exclusively on providing equity capital to growing middle-market consumer companies
- Catterton Partners recently closed its sixth fund (approximately $650 million), and now has over $2.0 billion of equity capital under management
- Catterton Partners current and historical investments include: Caribou Coffee, Cheddars, PF Chang's China Bistro, Kettle Foods and Odwalla

(1) Based on share count information provided in the merger agreement and options detail provided by management.
(2) LTM financial data as of 09/30/06. Excludes non-recurring expenses and non-cash catch-up charges pertaining to the Company's partnership plans and adjusted for gift card accounting changes.

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GUIDES FOR THE JOURNEY. | PiperJaffray

OVERVIEW OF PROPOSED TRANSACTION (CONT’D)
$40.00 77.8 3,112 296 43 (59) $3,392
(2)
(1) (1)
Summary of Financial Terms (2)
(2) Minority interest Cash and marketable securities Total debt Public market valuation ($ in millions, except per share) Offer price per share Fully diluted shares outstanding Implied equity value of Oasis Plus: Plus: Less: Implied enterprise value of Oasis
Based on the Treasury Stock Method to calculate in-the-money options. Based on the Company’s quarterly filing for the period ending June 30, 2006. Results per management and exclude non-recurring expenses and non-cash catch-up charges (1) (2) (3)
pertaining to the Company’s partnership plans and adjusted for gift card accounting changes.
Offer Multiple 0.9x 0.9x 0.8x 9.5x 9.6x 8.3x 26.0x 27.0x 20.8x (3) $3,843 3,915 4,243 $358 354 410 $1.54 1.48 1.92
Statistic 6 Transaction Multiples Analysis ($ mm) LTM CY 2006E CY 2007E LTM CY 2006E CY 2007E LTM CY 2006E CY 2007E
Sales EBITDA EPS
170

SECTION II Summary of Due Diligence Procedures
171

SUMMARY OF DUE DILIGENCE PROCEDURES
Due diligence overview
management team, including: & Katz, counsel to the Special Committee 31, 2006 through 2011 management team William Allen, Chief Executive Officer Dirk Montgomery, Chief Financial Officer and Senior Vice President Joe Hartnett, Vice President, Corporate Accounting Chris Meyer, Manager, Financial Planning and Analysis Joe Kadow, General Counsel David Katz, Partner Paul Rowe, Partner Jonathan Gordon, Associate Mark Betzen, Partner Stuart Chasanoff, Counsel Mike Jones, Director Conor Bryne, Associate Jocelyn Bonnema, Analyst Annual reports (10K), quarterly reports (10Q) and proxy statements Audited financial statements of Oasis for the periods ending December 31, 2003 through 2005 The Company’s internal financial projections for the periods ending December Historical and projected financial data prepared by Oasis’ Wall Street research reports and estimates Industry research reports Various press releases
Piper Jaffray held conference calls with members of Oasis’ — — — — — Piper Jaffray held conference calls with Wachtell, Lipton, Rosen — — — Piper Jaffray held conference calls with Jones Day — — Piper Jaffray held conference calls with Wachovia Securities, including: — — — Piper Jaffray has reviewed the Company’s SEC filings as well as documents provided by the Company, including: — — — — — — — Piper Jaffray and Jones Day have reviewed the Definitive Agreement
• •• ••• 8 172

SECTION III Overview of Oasis and Acquirer
173

OVERVIEW OF OASIS

- Oasis is a leading casual dining restaurant company operating multiple concepts, including key growth concepts such as Outback Steakhouse, Carrabba's Italian Grill, Fleming's Prime Steakhouse and Wine Bar and Bonefish Grill and other concepts such as Roy's, Lee Roy Selmon's, Cheeseburger in Paradise and Blue Coral

- The Company's concepts offer a broad menu of freshly prepared lunch and dinner items as well as appetizers, desserts and full liquor service

- The Company operates 1,227 Company-owned restaurants and 158 locations are operated under franchise and joint venture agreements
  - 1,385 total restaurants

- Oasis owns the real estate of approximately 30% of its Company-owned locations

- For the last twelve months ending September 30, 2006, the Company's consolidated financials are as follows: (1)
  - Sales: $3.8 billion
  - EBITDA: $357.5 million
  - Operating Income: $213.0 million
  - EPS $1.54

- Oasis trades on the New York Stock Exchange under the ticker symbol "OSI"

- OSI currently pays a quarterly dividend of $0.13 ($0.52 annually)

- Since initiating a share repurchase program in 7/2000, Oasis has repurchased 15.4 million shares at an average price of $35.81

- Management and non-officer directors own approximately 10.3% of the Company's issued and outstanding shares

(1) LTM financial results based on preliminary quarterly data provided by management and exclude non-recurring expenses and non-cash catch-up charges pertaining to the Company's partnership plans and adjusted for gift card accounting changes.

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GUIDES FOR THE JOURNEY. PiperJaffray

FINANCIAL OVERVIEW OF OASIS
350 $297 300
250
(1) 200
150
100 $59 $24 ($9) ($34) 50 $18 $3 ($1) 0 LTM EBITDA ($mm) (50)
(100) Carrabba’s Bonefish Fleming’s Roy’s Other Outback Steakhouse Lee Roy Selmon’s Cheeseburger in Paradise 3,000 $2,545 2,500 2,000 1,500 1,000 $632
LTM Revenue ($ mm) $294 500
$179 $91 $80 $13 $9 0 Carrabba’s Bonefish Fleming’s Roy’s Other Outback Steakhouse Cheeseburger in Paradise Lee Roy Selmon’s
LTM EBITDA has been adjusted to exclude non-recurring expenses and non-cash catch-up charges pertaining to the Company’s partnership plans and adjusted for gift card accounting changes. (1)
11
175

OVERVIEW OF GROWTH CONCEPTS
Steakhouse
Outback
s of approximately $3.1 million declining same store sales and increased operating costs
796 Company-owned 151 joint venture / franchised
With 947 total restaurants, Outback is the dominant casual dining steakhouse concept in the category — — Outback is a dinner-only concept with an average check of $19.00 Outback’s comparable restaurants generate average unit volume The average Outback restaurant is approximately 6,200 square feet with capacity of over 200 seats Outback’s operating results have been negatively impacted by
· • • • •
Grill
Italian
Carrabba’s
• million locations $3.0 seats 200 approximately over Company-owned of of 217 volumes capacity with with unit concept $20.50 average feet restaurant square approximately generate 6,500 Italian is dining check restaurants approximately casual are a Carrabba’s is comparable units average Carrabba’s The Carrabba’s Carrabba’s
• • •
12
176

OVERVIEW OF GROWTH CONCEPTS (CONT'D)

Fleming's Prime Steakhouse and Wine Bar

- Fleming's is well positioned in the high-end segment of the restaurant industry
- The average Fleming's check is approximately $65.00
- Fleming's comparable restaurants generate average unit volumes of approximately $3.8 million
- Fleming's units are approximately 7,000 square feet with capacity of 220 seats

Bonefish Grill

- Bonefish is a highly differentiated concept in the seafood segment of restaurant industry
- The average Bonefish check is approximately $25.00
- Bonefish's comparable restaurants generate average unit volumes of approximately $3.2 million
- Bonefish's units are approximately 5,500 square feet with capacity of 210 seats

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GUIDES FOR THE JOURNEY.® PiperJaffray.

OVERVIEW OF OTHER CONCEPTS
The Company operates the following restaurants in its other concepts: •
37 22 5 1
Cheeseburger in Paradise: Roy’s: Lee Roy Selmon’s: Blue Coral:
—
· ventures joint through 2006 August operated in are location concepts Coral Blue Selmon’s first the Roy Lee opened and Company Roy’s The The •
14
178

SELECT FINANCIAL INFORMATION CONCEPT OVERVIEW -
12.00 3,200 570 -— 3.1% 6.3% 0.1% 4.5% — $17.8% 27.0% -4.5% -9.3% -6.3% -1.8% $ $ -10.6% 50.00 3,300 577 5.2% 3.4% 5.8% 9.1% 1.8% 4.6% $17.5% 23.0% 17.9% 12.3% 10.4% -1.4% -1.0% $$ 65.00 3,817 620 1.2% 7.0% 3.8% 2.8% $16.2% 20.7% 19.0% 15.4% 14.1% 15.6% 10.7% 13.4% 10.6% $$ 25.00 3,196 556 7.2% 1.5% 0.3% 2.9% 7.7% 5.5% 2.1% 0.9% 0.0% $17.4% 31.6% 13.4% -0.9% $$ 20.50 3,038 362 5.1% 1.6% 1.0% 5.0% 4.3% 8.3% 6.4% 5.2% 2.7% $11.9% 18.1% -2.1% -2.9% $$ 19.00 3,052 350 6.7% 2.2% 1.0% 1.1% $11.5% 21.9% -0.5% -0.9% -1.6% -0.7% -1.1% -2.9% -2.4% $$ 000s, except check averages) Calendar Year 2004 Q1 Q2 Q3 Q4 Calendar Year 2005 Q1 Q2 Q3 Q4 Calendar Year 2006 Q1 Q2 Q3 $ Average Check Average Unit Volume Restaurant Level EBITDA Margin (%) Cash-on-Cash Return (%) Same Store Sales (%) (
179

de restaurants, including 1,112 Company- RESTAURANT PLATFORM Oasis owns and operates 1,385 system-wi owned domestic locations
Total 1,112 115 114 44 1,385 1,049 88 109 52 1,298 Other 1 0 0 0 1 4 0 0 0 4 Bonefish 107 0 7 0 114 86 0 4 0 90 Cheeseburger 37 0 0 0 37 27 0 0 0 27 Selmon’s 5 0 0 0 5 3 0 0 0 3 Number of Restaurants by Concept ng’s Restaurant Summary Flemi 42 0 0 0 42 39 0 0 0 39 Roy’s 22 0 0 0 22 20 0 0 0 20 Carrabba’s 217 0 0 0 217 200 0 0 0 200 Outback 681 115 107 44 947 670 88 105 52 915 Restaurant Count LTM Domestic C-O International C-O Domestic Fran. & JV International Fran. & JV Total Fiscal 2005 Domestic C-O International C-O Domestic Fran. & JV International Fran. & JV Total
180

HISTORICAL AND PROJECTED INCOME STATEMENT

	Historical Performance ($ mm) [1]			LTM	Projected Performance ($ mm) [2]					
Fiscal Year Ending December	2003	2004	2005	09/30/06	2006	2007	2008	2009	2010	2011
Restaurant sales	$2,648	$3,183	$3,580	$3,821	$3,893	$4,220	$4,411	$4,787	$5,188	$5,590
Other sales	18	18	22	22	22	23	25	27	30	32
Total	2,666	3,202	3,602	3,843	3,915	4,243	4,436	4,814	5,218	5,622
Restaurant expenses										
Cost of sales	985	1,193	1,308	1,386	1,401	1,488	1,545	1,673	1,810	1,948
Labor	631	760	868	1,027	1,055	1,042	1,086	1,182	1,284	1,386
Other operating	599	745	871	859	881	1,108	1,129	1,218	1,307	1,410
Income from affiliates	(5)	(2)	(1)	(1)	0	(4)	(5)	(7)	(9)	(11)
Total	2,209	2,697	3,045	3,271	3,337	3,634	3,754	4,066	4,392	4,733
Restaurant level EBITDA	456	505	556	572	578	609	682	748	826	890
General & administrative	108	142	164	215	223	199	201	213	223	235
EBITDA	348	363	392	358	354	410	481	534	602	655
Depreciation & amortization	85	104	127	145	150	166	173	183	197	211
Operating income	263	259	265	213	204	244	308	352	405	444
Other income (expenses)	(1)	(4)	(7)	(5)	(6)	(9)	(5)	(1)	4	10
Income before taxes	262	255	258	208.1	199	235	303	351	409	453
Taxes	88	82	107	82	77	79	97	111	129	143
Income before min. int.	174	172	151	126	122	156	206	240	280	311
Minority interest	3	9	1	9	9	9	10	12	13	16
Net income	171	163	150	118	113	147	196	228	267	295
Earnings per share	2.13	2.01	1.95	1.54	1.48	1.92	2.56	2.98	3.49	3.85
Store Count	1,055	1,175	1,298	1,385	1,420	1,514	1,604	1,699	1,799	1,899
Same Store Sales										
Outback	3.6%	4.6%	(0.9%)	(2.2%)	(2.9%)	(0.9%)	1.4%	2.9%	3.2%	2.8%
Carrabba's	4.1%	3.2%	6.1%	(0.6%)	(1.6%)	(1.0%)	1.0%	1.0%	1.0%	1.0%
Fleming's	12.7%	16.0%	12.0%	4.4%	3.7%	1.0%	1.0%	1.0%	1.0%	1.0%

Notes:

(1) Historical results per the Company's audited financial statements.

(2) LTM and projected results provided by management, including non-recurring expenses (hurricane-related expenses and impairments for assets and store closures), catch-up charges pertaining to the Company's partnership plans (i.e., PEP conversion costs)and adjustments for gift card accounting changes.

17

GUIDES FOR THE JOURNEY.® PiperJaffray.

HISTORICAL SEGMENT INFORMATION
2,666 3,202 3,602 3,843 348 363 392 358 263 259 265 213 16.2% Total $100.0% 100.0% 100.0% 100.0% 4 5 11 9 4 2 $ (14) (27) (34) (19) (34) (42) 63.8 % Other 63 131 225 2 6 17 24 0 2 10 14 Bonefish $ 294 88.9% 5 18 53 (1) (4) (8) (9) (1) (5) Cheeseburger $ 91 (11) (14) 221.8% 6 89 0 0 (0) (1) 0 0 (1) (2) $ 13 21.4 % Selmon’s 76 109 151 6 9 17 18 3 4 11 10 Financial Data by Restaurant Concept Fleming’s $ 179 40.5% 50 63 72 80 1 5 5 3 (2) 1 2 (0) $19.5 % Roy’s 313 483 580 632 38 52 63 59 25 33 40 33 Carrabba’s $36.0% 2,147 2,385 2,501 2,545 298 309 326 297 237 242 249 214 7.9 % Outback $ Sales Fiscal 2003 Fiscal 2004 Fiscal 2005 LTM EBITDA Fiscal 2003 Fiscal 2004 Fiscal 2005 LTM EBIT Fiscal 2003 Fiscal 2004 Fiscal 2005 LTM CAGR (03 — 05)
18
182

BALANCE SHEET
93,282 15,196 137,966 15,301 36,984 16,993 77,237 392,959 $ Liabilities Accounts Payable Sales Tax Payable Accrued Expense Current Portion Partner Deposit Unearned Revenue Income Taxes Payable Current Portion of LT Debt Total Current Liabilities — 57,591 1,852 67,205 20,157 63,608 210,413 $1,476,277 Balance Sheet as of June 30, 2006 in thousands) Total Current Assets $ Assets Cash & Equivalents Short Term Investments Inventory Deferred Tax Assets Other Current Assets PP&E, net (
19
183

OWNERSHIP SUMMARY
Percent of Primary Primary Shares Insiders (2)
Holder Percent of Primary Primary Shares Institutions (1) Holder
Based on ownership as of 09/31/06 reported by Shareworld. Share count based on merger agreement dated 10/25/06. (1) (2)
20
184

OVERVIEW OF ACQUIRER
• 21
• and in in and offices funds billion with Germany billion an products, $17 equity, is nine with specializing $40 billion of public and Munich, over $8 raised excess consumer firm 1984 and has in Capital capital, in Massachusetts n; manages companies, retail, industrial investment founded Boston, Londo approximately Equity 200 value and
• Bain than an venture assets was in City; currently size: Private includes is debt more transaction focus restaurants equity, York fund in Capital Capital New Capital Capital and Bain private leveraged Bain headquartered in Bain assets Current Bain invested aggregate Industry food
• • • • •
185

OVERVIEW OF ACQUIRER (CONT’D)
Select Investments
186

ely on providing equity
Catterton Partners Catterton focuses exclusiv Current fund size: approximately $650 million Collectively, the investment professionals at Catterton have over 150 years of relevant industry, investment and operating experience capital to growing middle-market consumer companies Founded in 1990, the Company is based in Greenwich, CT Catterton recently closed its sixth fund, and now has over $2.0 billion of equity capital under management
• ••• • SECTION IV Trading Summary of Oasis
187

LAST 12 MONTHS RELATIVE STOCK PRICE PERFORMANCE -
Return 13.9% 14.0% (18.1%)
Market Performance Dow Industrials S&P 500 Oasis
Stock Price Performance Premium / Discount to Offer Price 23.3% 19.4% 20.0% 19.3% 6.0% 46.1% (14.2%) Stock Price $32.43 33.49 33.32 33.53 37.73 27.37 46.62 Metric 1-Day Prior (11/3/06 - Spot) 5-Day Prior (10/30/06 — Spot) 20-Day Prior (10/09/06 — Spot) 6 Month Average 12 Month Average 52 Week Low 52 Week High
130%
S&P 500 +14.0% Dow Index +13.9% Oasis -18.1%
11/3/2006 9/29/2006 8/28/2006 7/26/2006 6/23/2006 5/19/2006 4/17/2006 3/15/2006 2/10/2006 1/6/2006 12/6/2005 90% 80% 70% 11/3/2005 120% 110% 100%
S&P 500 24 Index Dow
OASIS
188

HISTORICAL PRICE / VOLUME TRADING ANALYSIS
Price Price $50 $45 $40 $35 $30 $25 11/3/2006 $50 $45 $40 $35 $30 $25 11/3/2006
price: $40.00
9/29/2006 Offer 7/26/2006 price: $40.00 Offer 8/28/2006 4/17/2006 price:
7/26/2006 price: 1/6/2006
Average $37.73 $41.33
6/23/2006 Average 9/30/2005 5/19/2006 6/22/2005 4/17/2006 3/15/2005 3/15/2006 12/3/2004 2/10/2006 8/27/2004 1/6/2006 5/20/2004 12/6/2005 2/10/2004 12,000 10,000 8,000 6,000 4,000 2,000 0 11/3/2005 12,000 10,000 8,000 6,000 4,000 2,000 0 11/3/2003
Last Twelve Months Volume (000s) Last Three Years Volume (000s)
25
189

LAST 12 MONTHS TRADING VOLUME FOR OASIS -
Trading Values
$50$45 $40 $35 $30$25 $46.62 $37.73 $33.49 $33.32 $33.53 $32.43 52 Wk. High $27.37 52 Wk. Low 1-Day Prior (11/3/06 — Spot) 5-Day Prior (10/30/06 — Spot) 20-Day Prior (10/09/06 — Spot) 6 Mo. Average (5/4/06) Price: (11/3/05) $40.00 1 Yr. Average Offer
Volume at Respective Prices 100 90 80 70 60 50 40 30
(Volume) Traded of Shares Number 36.6% 19.1% 19.7% 20 10 0 14.4% $28 — $32 1.1% 9.1% $44 — $48
1.1%
$24 — $28
$32 — $36
$36 — $40
Volume (in Millions) 26
$40 — $44
190

WALL STREET RESEARCH COVERAGE
Last Report 10/26/06 10/26/06 10/26/06 10/18/06 — 1.65 1.79 2.00 1.75 $ 2007
EPS Estimate 1.54 1.60 1.60 1.55 $ 2006 31.00 NA NA NA Price Target $ 28.00 — 33.00
Research Coverage Universe Rating Hold Overweight Mkt Perform Sell Analyst Sheridan, M. Marcel, A. Derrington, R. Elliott, B.
Firm Jefferies Johnson Rice & Company Morgan Keegan (1) Raymond James & Associates
191

SECTION V Summary of Analyses
192

SUMMARY OF CONSIDERATION
40.00 77.8 3,112 296 43 (59) 3,392 0.9x 9.5x Amount $ $ non-cash catch-up charges Summary of Consideration mm, except per share data) $ etable securities / LTM sales Total debt Minority interest Cash and mark Enterprise value Enterprise value Enterprise value / LTM EBITDA Public market valuation ( Offer price per share Fully diluted shares outstanding (mm)(1) Equity value Plus: Plus: Less: Transaction multiples (2)
29
193

SUMMARY OF ADJUSTMENTS
654.9 0.0 0.0 0.0 0.0 0.0 0.0 654.9 2011 $ 602.3 0.0 0.0 0.1 0.0 0.0 0.1 602.4 2010 $ 533.5 0.0 0.0 0.6 0.0 0.0 0.6 534.2 2009 $ 478.1 0.0 0.0 2.8 0.0 0.0 2.8 480.9 Financial Results (1) 2008 $ 401.4 0.0 0.0 8.3 0.0 0.0 8.3 409.7 2007 $ 313.0 11.6 0.0 25.1 2.3 2.5 41.5 354.5 2006 $ Reflects a change in the breakage rate and a conversion to remote recognition. Based on the Company’s implied effective tax rate according to the reported results. Reflects tax adjusted treatment of the add-backs at the statutory tax rate of 39%. 321.2 13.6 1.5 21.3 (1.4) 1.3 36.3 357.5 LTM $ any’s partnership plans. Asset impairment and restaurant closures International asset impairment charge PEP conversion costs (3) Unredeemed gift certificates (4) Lease related expenses Total Dollars in millions Reported EBITDA Adjustments to EBITDA (2) Adjusted EBITDA
194

SUMMARY OF ANALYSES
Comparable Public Company Analysis
Precedent Trans.
DCF
Premiums Paid Analysis Mean Median
$110 $100
$92.33
358 -— 8.1 x — LTM EBITDA $11.7 x — Prior 33.32 31.0% 27.1% 20 — Day $110.5% -28.1% 33.49 29.1% 27.0% 5 — Day Prior $103.4% -28.0% 32.43 92.8% 26.4% 24.8% — 1 — Day Prior $ -26.3% — 358 7.7x 7.4x 5.0 x LTM EBITDA $12.9 x 3,843 1.6 x 0.8x 0.7x 0.5 x — LTM Sales $ 1.92 1.4 x 1.2x 1.2x 0.8 x CY 07 PEG $ 1.92 CY 07 P/E $26.2 x 17.4x 16.8x 13.6 x 410 7.9x 7.6x 6.0 x CY 2007 EBITDA $11.1 x Sales 4,243 1.5 x 1.0x 0.9x 0.6 x CY 2007 $ PEG 1.48 1.7 x 1.4x 1.4x 1.1 x CY 2006 $ 1.482 33.5 x 20.7x 19.6x 15.3 x CY 2006 P/E $ 358 9.6x 8.8x 7.9 x LTM EBITDA $14.3 x 3,843 2.1 x 1.2x 1.1x 0.6 x — LTM Sales $ 0 $ Max Mean Median Min
ompany’s partnership plans and adjusted for gift cards 2006. Financial results have been adjusted to exclude non-recurring expenses and non-cash catch-up charges pertaining to the C LTM financial results for the period ending September 30, Note: Note: accounting changes.
31
195

SUMMARY ANALYSIS OF OASIS
Max 2.1x 1.5x 14.3x 11.1x 33.5x 26.2x 1.7x 1.4x Max 1.6x 12.9x Median 1.1x 0.9x 8.8x 7.6x 19.6x 16.8x 1.4x 1.2x Median 0.7x 7.4x Comparable Public Company Analysis Mean 1.2x 1.0x 9.6x 7.9x 20.7x 17.4x 1.4x 1.2x Precedent Transactions Analysis Mean 0.8x 7.7x — Min 0.6x 0.6x 7.9x 6.0x 15.3x 13.6x 1.1x 0.8x Min 0.5x 5.0x Comparable Public Company Analysis Oasis At Offer Price 0.9x 0.8x 9.5x 8.3x 27.0x 20.8x 2.2x 1.7x Precedent Transactions Analysis Oasis At Offer Price 0.9x 9.5x Enterprise Value / LTM Sales Enterprise Value / 2007 Sales Enterprise Value / LTM EBITDA Enterprise Value / 2007 EBITDA 2006 P/E 2007 P/E 2006 PEG 2007 PEG Enterprise Value / LTM Sales Enterprise Value / LTM EBITDA
32
196

SUMMARY ANALYSIS OF OASIS (CONT’D)
92.8% 103.4% 110.5% Max Median 24.8% 27.0% 27.1% 26.4% 29.1% 31.0% Comparable Premiums Mean Min -26.3% -28.0% -28.1% Premium / (Discount) 23.3% 19.4% 20.0% 40.00 40.00 40.00 Premiums Paid Analysis Offer Price $ Discounted Cash Flow Analysis Implied Equity Value Per Share 32.43 33.49 33.32 Price $ 11.1% 40.34 42.83 45.32 47.81 50.29 Premiums Paid 1-Day Prior (spot price) 5-Day Prior (spot price) 20-Day Prior (spot price)
33
197

SECTION VI Comparable Public Company Analysis
198

CRITERIA FOR COMPARABLE PUBLIC COMPANY ANALYSIS
Methodology
of publicly-traded companies deemed to be comparable to vice restaurants chains with long-term EPS Share pricing in the public market incorporates a wide range of factors, including general economic and full-service steak concepts, and other full-ser business. Texas Roadhouse Rare Hospitality Morton’s Restaurant Group Ruth’s Chris Darden Restaurants Landry’s Restaurants Brinker International Applebee’s International O’Charley’s Bob Evans CBRL Group
The comparable public company analysis reviews securities Oasis’ market conditions, interest rates, inflation and investor perceptions The analysis focused on publicly-traded companies engaged in the full-service dining segment of the restaurant industry with market capitalizations greater than $200 million Comparable companies include growth rates between 10% and 15% Companies which Piper Jaffray deemed comparable to Oasis, include:
Overview: — Selection Process: — — - • •
35
199

COMPARABLE RESTAURANT PERFORMANCE Over the last twelve months, Oasis has underperformed an index of comparable companies
S&P 500 +14.0% Dow Index +13.9% Comparable Index +11.6% Oasis -18.1% — 11/3/2006 9/29/2006 8/28/2006 7/26/2006 6/23/2006 Full Service Casual Index 5/19/2006 36 OASIS Relative Price Performance 4/17/2006 S&P 500 3/15/2006 Index Dow 2/10/2006 1/6/2006 12/6/2005 95% 90% 85% 80% 75% 70% 65% 11/3/2005 Comparable company index includes APPB, CHUX, CRI, EAT, LNY, MRT, MSSR, 125% 120% 115% 110% 105% 100% (1) RARE, RI, RUTH and TXRH.
200

COMPARABLE PUBLIC COMPANY ANALYSIS
EBITDA 8.2 x 7.2 x 7.9 x 7.4 x NA 11.1 x 7.5 x 7.4 x 6.0 x 8.9 x CV / 2007 Sales 1.1 x 0.9 x 1.3 x 0.7 x 0.8 x 1.5 x 0.9 x 1.2 x 0.6 x 1.4 x EBITDA 8.9 x 8.5 x 8.1 x 8.0 x 9.0 x 14.3 x 8.8 x 7.9 x 8.0 x 13.9 x CV / LTM Sales 1.2 x 1.0 x 1.4 x 0.9 x 0.9 x 2.0 x 1.1 x 1.1 x 0.6 x 2.1 x CY ‘07 1.3 x 1.2 x 1.3 x 1.2 x NA 1.3 x 1.0 x 1.2 x 1.4 x 0.9 x PEG Ratio CY ‘06 1.4 x 1.4 x 1.4 x 1.3 x NA 1.6 x 1.1 x 1.5 x 1.7 x 1.1 x E Multiple (1) CY ‘07 15.7 x 16.4 x 17.1 x 14.5 x 19.1 x 26.2 x 16.8 x 13.6 x 18.8 x 17.3 x P / CY ‘06 17.4 x 18.7 x 19.0 x 15.3 x 22.4 x 33.5 x 19.6 x 17.4 x 22.3 x 20.7 x LT Growth Rate (1) 13% 13% 13% 12 % NA 21% 18% 11% 13% 18 % High (10%) (7%) (16%) (11%) (6%) (18%) (12%) (21%) (6%) (26%) Change from 12-Month Low 29% 42% 29% 33% 51% 55% 22% 11% 57% 12% 6,900 4,248 1,841 2,227 1,391 1,108 1,089 1,473 616 468 Company Value Equity Value 6,221 3,801 1,656 1,397 1,198 1,095 1,063 655 466 443 39.91 44.75 22.27 42.70 32.53 14.18 30.50 28.56 19.91 18.21 Price 11/03/06 $ in millions, except per share data) $ Brinker International Applebee’s CBRL Group Bob Evans Texas Roadhouse RARE Hospitality &nbs p; Landry’s Restaurants ( Company Selected Full Service Restaurant Companies Darden Restaurants O’Charley’s, Inc. Ruth’s Chris Steak House
Notes:
s partnership plans and adjusted for gift cards accounting rates based on expected five year secular growth trends. nd non-cash catch-up charges pertaining to the Company’ Long-term growth ided by First Call and Wall Street research. Long-term growth rate and earnings per share estimates prov Based on the most recent trading price of $32.43 per share (as of 11/03/06). LTM and 2007 projected financial results have been provided by management and adjusted to exclude non-recurring expenses a (1) (2) (3)
changes.
37
201

COMPARABLE PUBLIC COMPANY ANALYSIS (CONT’D)
2.5x 2.0x 1.5x 1.0x 0.5x 0.0x
2.1x
2.0x
Texas Roadhouse
Value / LTM SalesComany
Ruth’s Chris Steak House
Average: 1.2x
0.6x
O’Charley’s, Inc.
1.4x
1.2x
Darden Restaurants
1.1x
1.1x
1.0x
1.0x
0.9x
0.9x
0.9x
RARE Hospitality
Landry’s Restaurants
Morton’s Restaurant Group
Brinker International
CBRL Group Bob Evans
Oasis
20.0x 16.0x12.0x 8.0x 4.0x 0.0x EBITDA Value / LTMCompany
13.9x
14.3x
Average: 9.6x
7.9x
8.0x
10.0x
9.5x
8.9x
9.0x
8.5x
8.8x
Texas Roadhouse
8.0x
8.1x
Steak House
Morton’s Restaurant Group
Bob Evans
Darden Restaurants
RARE Hospitality
Brinker International 38
O’Charley’s, Inc. Applebee’s
Landry’s Restaurants CBRL Group
Oasis
202

COMPARABLE PUBLIC COMPANY ANALYSIS (CONT’D)
33.5x
40.0x 35.0x
Group
30.0x 24.0x 18.0x 12.0x 6.0x 0.0x
26.2x
Average: 17.4x
13.6x
20.8x
18.8x 19.1x
Inc.
Multiple 2007 P / E
Texas Roadhouse
17.1x 17.3x
16.4x
16.8x
15.5x
15.7x
14.5x
Ruth’s Chris Steak House
RARE Hospitality
Brinker International 39
Darden Restaurants
Morton’s Restaurant Group
Landry’s Restaurants CBRL Group
Oasis
203

COMPARABLE PUBLIC COMPANY ANALYSIS (CONT’D)
2.5x
2.2x
Group
1.8x 1.5x 1.3x 1.0x 0.8x 0.5x 0.3x 0.0x
1.7x
Average: 1.2x
1.4x
1.3x
1.3x
1.3x
1.2x
1.2x
1.2x
2007 PEG Ratio
1.0x
0.9x
O’Charley’s, Inc.
0.8x
Darden Restaurants
Texas Roadhouse
Brinker International
Restaurants
RARE Hospitality
Ruth’s Chris Steak House
Morton’s Restaurant Group
NA Bob Evans
Oasis
40
204

SECTION VII Precedent Transactions Analysis
205

CRITERIA FOR PRECEDENT TRANSACTIONS ANALYSIS
Methodology
deemed similar to Oasis public company disclosures, press releases, industry the following factors: tions Transactions in SIC codes 5813 (drinking places) and 5812 (eating places) Transaction targets engaged in restaurant industry and deemed similar to Oasis
Transactions announced and closed between January 2003 and the present Transactions with publicly available information on terms Focuses on transactions with values greater than $50 million Excludes share repurchases and acquisitions of minority interests
The precedent transactions analysis encompasses a review of change of control transactions involving companies operating similar businesses and having SIC code classifica This analysis is based on information obtained from SEC filings, and popular press reports, databases and other sources This analysis reviewed a group of transactions selected based on
Overview: — — Transaction Selection Process: - • •
42
206

NA NA NA 6.6% NA NA EBITDA Margin — 5.6x NA NA 12.0x 10.3x NA EBITDA — NA NA NA 0.8x NA NA Transaction Value / LTM Sales — 192.0 NA NA 556.3 841.9 NA Enterprise Value $2,425.0 Target Joe’s Crab Shack (Landry’s Restaurant Inc.) Cheddar’s Real Mex Restaurants Lone Star Steakhouse & Saloon Ryan’s Restaurant Group Bravo Inc. Acquirer J.H. Whitney Capital Partners Catterton Partners and Oak Investement Partners Sun Capital Partners Lone Star Funds Buffets Inc Bruckmann, Rosser, Sherrill / Castle Harlan Date Effect. Pending 08/28/06 08/18/06 Pending 07/25/06 06/29/06 PRECEDENT TRANSACTIONS ANALYSIS Date Ann. 10/10/06 08/28/06 08/18/06 08/18/06 07/25/06 06/29/06
207

SECTION VIII Discounted Cash Flow Analysis
208

CRITERIA FOR DISCOUNTED CASH FLOW ANALYSIS
Methodology
which is an estimate of the and ending 2011 is based on projections prepared by Oasis’ ness and (ii) a terminal value busi the end of the projection period 7.20% and an effective cost of debt of 5.27% business at projected financial data for the period beginning 2007 Discount rates are based on a detailed weighted average cost of capital calculation for comparable publicly-traded companies, using a risk free rate of 4.77%, a market risk premium of Terminal EBITDA multiple is based on the mean transaction multiple paid in relevant change of control acquisitions
The Discounted Cash Flow (“DCF”) Analysis is used to calculate a range of theoretical values for Oasis, including (i) the present value of implied future cash flows of Oasis’ future value of Oasis’ Oasis’ management team For purposes of this analysis, Piper Jaffray used a range of discount rates from 11.1% to 15.1% and a range of terminal EBITDA multiples from 7.0x to 9.0x applied to projected 2011 EBITDA
Overview: — - — •
45
209

DISCOUNTED CASH FLOW ANALYSIS
655 444 140 304 211 (25) (13) (199) 278 $ 2011
602 405 128 278 197 (17) (33) (200) 225 $
2010 (1) 534 352 111 241 183 (10) (33) (192) 188 $
2009 Projected Financial Results 481 308 97 211 173 (9) (33) (182) 159 $
2008 410 244 77 167 166 12 (15) (186) 143 $
2007
(2) Changes in working capital Maintenance capex Growth capex Dollars in millions Income statement; EBITDA Operating income Income taxes (31.5%) After-tax operating income Unlevered free cash flow calculation: Depreciation & amortization Unlevered free cash flow
e Company’s partnership plans. up charges pertaining to th Financial projections provided by management. Excludes non-recurring expenses and non-cash catch- Discount rate based on the weighted average cost of capital. (1) (2) (3)
46
210

SECTION IX Premiums Paid Analysis
211

CRITERIA FOR PREMIUMS PAID ANALYSIS
gs, public company disclosures, press releases, industry the following: the following: databases and other sources Deals where the acquirer is a financial sponsor or private equity consortium Deals with an enterprise value between $1 billion and $5 billion Deals announced between 1/1/2000 and present Deals with U.S. publicly-traded targets Deals with an enterprise value between $1 billion and $5 billion Deals with publicly available information Excludes share repurchases, acquisitions of a minority interest and acquisitions of a division Exclude deals in the technology, finance and healthcare sectors Search yielded 166 results Deals announced between 1/1/2000 and present Deals with U.S. publicly-traded targets Deals with publicly available information Search yielded 26 results
The premiums paid analysis encompasses a review of transactions involving a broad set of companies The analysis is based on information obtained from SEC filin and popular press reports, This analysis reviewed a group of transactions selected based on This analysis reviewed a group of transactions selected based on
Overview: — — Transaction Selection Process for Overall Dataset: — Transaction Selection Process for Going Private Dataset: -
• • •
48
212

HISTORICAL PREMIUMS PAID
21.3 34.3 52.3 20.8 41.0 31.3 16.5 16.2 (4.0) 26.6 53.0 26.5 20 — Day 19.0 30.9 37.5 20.2 42.0 33.5 21.7 17.7 (0.4) 26.2 55.8 17.5 5 — Day Premiums Paid Analysis 21.0 25.5 34.9 20.8 43.0 20.6 14.0 15.6 0.0 25.0 56.5 15.9 1 — Day 1,622.9 1,284.6 2,965.4 1,269.5 1,331.7 3,012.3 1,233.7 1,407.0 1,038.5 1,234.0 1,012.4 1,450.8 Enter. Value $ Madison Dearborn Partners LLC Oshkosh Truck Corp Cie Generale de Geophysique SA Comstock Resources Inc Pilgrims Pride Corp Monsanto Co Acquirer The Carlyle Group / Providence Apollo Management LP IPSCO Inc Hellman Friedman / Texas Pacific Group Western Refining Inc ATS Inc Target Yankee Candle Co Inc Open Solutions Inc JLG Industries Inc Jacuzzi Brands Inc NS Group Inc Veritas DGC Inc MacDermid Inc Giant Industries Inc Bois d’Arc Energy Inc Energy Partners Ltd Gold Kist Inc Delta & Pine Land Co Date Eff. Pending Pending Pending Pending Pending Pending Pending Pending Pending Pending Pending Pending Date Ann. 10/25/06 10/16/06 10/15/06 10/11/06 09/10/06 09/05/06 08/31/06 08/28/06 08/28/06 08/28/06 08/18/06 08/15/06
213

HISTORICAL PREMIUMS PAID (CONT’D)
18.3 51.5 34.6 35.2 39.1 39.1 19.8 33.1 84.5 42.7 20 — Day 26.6 44.3 34.4 36.1 37.9 100.4 19.8 25.8 80.6 35.8 5 — Day Premiums Paid Analysis 27.6 34.4 34.0 38.3 38.0 83.1 18.6 15.3 10.0 46.2 — 1 — Day Enter. Value 1,786.0 2,542.7 1,102.8 3,110.3 4,291.1 2,588.4 1,931.0 2,651.3 2,116.1 1,282.8 — Sumitomo Corp of America Johnson Controls Inc L-3 Communications Hldg Inc Acquirer DRS Technologies Inc Norsk Hydro ASA adidas-Salomon AG Whirlpool Corp Blackstone Group LP Ford Motor Co UPS Wyndham International Inc Target Engineered Support Systems Inc Spinnaker Exploration Co TBC Corp York International Corp Reebok International Ltd Maytag Corp Titan Corp Visteon Corp Overnite Corp Date Eff. 01/31/06 12/13/05 11/17/05 12/09/05 01/31/06 03/31/06 08/16/05 07/29/05 10/01/05 08/05/05 Date Ann. 09/21/05 09/19/05 09/18/05 08/24/05 08/02/05 07/17/05 06/14/05 06/02/05 05/25/05 05/16/05
214

HISTORICAL PREMIUMS PAID (CONT’D)
27.5 48.8 2.0 16.2 59.6 65.8 77.8 45.8 28.0 25.5 18.0 22.4 20 — Day 26.3 33.9 3.7 12.7 53.6 65.7 50.0 30.8 9.8 17.2 32.7 27.0 5 — Day Premiums Paid Analysis 24.6 44.9 2.2 11.1 46.9 59.9 50.0 28.0 13.0 21.8 36.8 20.7 — 1 — Day 3,187.6 3,934.3 4,550.1 3,039.5 1,459.0 1,112.8 1,127.9 1,569.4 3,169.2 1,260.7 2,375.3 1,703.0 Enter. Value Blackstone Group LP Enterprise Products Partners Yellow Corp Moore Corp Ltd Acquirer Cargill Crop Nutrition Henkel KGaA Boise Cascade Corp CSFB Private Equity Advisers General Dynamics Corp USA Interactive David H Murdock Union Oil Co of California Inc Target Extended Stay America Inc IMC Global Gulfterra Energy Partners LP Dial Corp OfficeMax Inc Roadway Corp Jostens Inc Veridian Corp Hotels.com Wallace Computer Services Inc Dole Food Co Inc Pure Resources Inc Date Eff. 05/12/04 10/22/04 09/30/04 03/29/04 12/09/03 12/11/03 07/29/03 08/11/03 06/23/03 05/15/03 03/28/03 10/31/02 Date Ann. 03/05/04 01/27/04 12/15/03 12/14/03 07/14/03 07/08/03 06/17/03 06/09/03 04/10/03 01/16/03 09/23/02 08/20/02
215

HISTORICAL PREMIUMS PAID (CONT’D)
20 — Day
5 — Day Premiums Paid Analysis 1 — Day Enter. Value Acquirer Target Date Eff. Date Ann.
52
216

GOING PRIVATE TRANSACTIONS HISTORICAL PREMIUMS PAID -
21.3% 34.3 20.8 16.5 15.5 57.9 17.5 5.8 26.1 10.2 34.1 20.7 13.3 20 — Day 19.0% 30.9 20.2 21.7 29.8 48.3 19.0 18.2 35.5 (1.3) 13.0 26.0 4.0 5 — Day Premiums Paid Analysis 21.0% 25.5 20.8 14.0 26.8 49.1 13.4 13.0 44.4 17.0 16.3 20.0 2.1 — 1 — Day 1,622.9 1,284.6 1,269.5 1,233.7 2,320.7 1,793.7 2,347.4 3,801.2 1,355.4 2,643.7 3,145.2 1,371.1 1,861.8 Enter. Value $ — arborn Partners LLC & Partners / Texas Pacific Group The Carlyle Group / Providence Apollo Management LP Texas Pacific Group Inc Leonard Green JANA Partners LLC quity Partners RDG Capital Llc Acquirer Madison De Hellman Friedman / Texas Pacific Group Thomas H. Lee Partners / Quadrangle Group One E Goldman Sachs Capital Partners Leonard Green & Partners Bain Capital Inc Target Yankee Candle Co Inc Open Solutions Inc Jacuzzi Brands Inc MacDermid Inc Aleris International Inc Petco Animal Supplies Inc Houston Exploration Co West Corp NCO Group Inc Atmel Corp Education Management Corp Sports Authority Inc Burlington Coat Factory Date Eff. Pending Pending Pending Pending Pending Pending Pending 10/24/06 Pending Pending 06/01/06 05/03/06 04/13/06 Date Ann. 10/25/06 10/16/06 10/11/06 08/31/06 08/08/06 07/14/06 06/12/06 05/31/06 05/16/06 05/15/06 03/06/06 01/22/06 01/18/06
53
217

APPENDIX Weighted Average Cost of Capital Calculation
218

WEIGHTED AVERAGE COST OF CAPITAL

Company	Ticker	Levered Beta [1]	Tax Rate	Net Debt	MKT Cap	RFR	MRP	Net Debt/ Cap	Equity/ Cap	Net Debt/ Equity	Unlevered Beta	Re-Levered Beta
Applebees Intl Inc	APPB	0.95	34.9%	184.5	1,656.1	4.8%	7.2%	10.0%	90.0%	11.1%	0.88	1.20
O'Charley'S Inc	CHUX	1.22	14.3%	150.4	465.9	4.8%	7.2%	24.4%	75.6%	32.3%	0.95	1.24
Darden Restaurants Inc	DRI	1.03	29.9%	678.3	6,221.4	4.8%	7.2%	9.8%	90.2%	10.9%	0.95	1.28
Cbrl Group Inc	CBRL	0.91	30.8%	830.0	1,396.8	4.8%	7.2%	37.3%	62.7%	59.4%	0.64	0.87
Brinker Intl Inc	EAT	0.96	29.9%	447.1	3,800.6	4.8%	7.2%	10.5%	89.5%	11.8%	0.88	1.19
Landrys Restaurants Inc	LNY	1.18	31.5%	818.1	654.6	4.8%	7.2%	55.6%	44.4%	125.0%	0.64	0.86
Mortons Restaurant Group Inc	MRT	1.35	68.6%	46.7	270.6	4.8%	7.2%	14.7%	85.3%	17.2%	1.28	1.85
Rare Hospitality Intl Inc	RARE	1.24	32.4%	26.5	1,063.0	4.8%	7.2%	2.4%	97.6%	2.5%	1.22	1.65
Texas Roadhouse Inc	TXRH	1.16	34.6%	12.6	1,095.5	4.8%	7.2%	1.1%	98.9%	1.1%	1.15	1.56
Bob Evans Farms	BOBE	1.32	25.7%	193.7	1,197.7	4.8%	7.2%	13.9%	86.1%	16.2%	1.18	1.57
Ruths Chris Steak House	RUTH	1.13	31.7%	25.1	443.1	4.8%	7.2%	5.4%	94.6%	5.7%	1.08	1.46
Average		**1.13**	**33.1%**					**16.8%**	**83.2%**	**26.7%**	**0.99**	**1.34**
Median		**1.16**	**31.5%**					**10.5%**	**89.5%**	**11.8%**	**0.95**	**1.28**

WACC Build-up

Cost of Equity Capital		
Risk Free Rate (Rf) [2]		4.77%
Market Risk Premium (Rm) [3]		7.20%
Median Relevered Beta of Comp Companies		1.28
Cost of Equity Capital (Ke)		14.00%
Small Company Additional Risk Premium		0.00%
Company-Specific Risk Premium		0.00%
Company-specific Cost of Equity Capital		14.00%

Cost of Debt Capital		
Interest Rate on Debt		7.70%
Less: Tax Shield @	31.5%	2.43%
Effective Cost of Debt (Kd)		5.27%

(1) FactSet 3-Year Betas
(2) 10 Yr Treasury
(3) Ibbotson
(4) Median estimated from industry comparable group

Long-term Capital Structure Estimates	
Net Debt / Total Capital [4]	10.5%
Equity / Total Capital [4]	89.5%
Debt / Equity [4]	11.8%

Weighted Average Cost of Capital

	Weight	Cost	WACC
Equity Weighted Portion	89.47%	14.00%	12.53%
Debt Weighted Portion	10.53%	5.27%	0.56%

Implied Weighted Average Cost of Capital	13.08%

55

Guides for the Journey.® PiperJaffray.